SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K
                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 28, 2003

                               ILLINOIS POWER COMPANY
               (Exact Name of Registrant as Specified in its Charter)


            Illinois                 1-3004                37-0344645
         (State or other         (Commission File        (IRS Employer
         jurisdiction of              Number)           Identification No.)
          incorporation)


                                500 South 27th Street
                               Decatur, Illinois 62521
                      (Address of principal executive offices)

       Registrant's telephone number, including area code: (217) 424-6600

                                   Not Applicable
            (Former name or former address, if changed since last report)







        ITEM 5.  OTHER EVENTS.

        On August 28, 2003, Illinois Power Company (the "Company") completed its previously announced exchange offer to holders of the Company's $550,000,000 unregistered mortgage bonds, 11.50% series due 2010. In exchange for a total aggregate amount of $549,975,000 of those unregistered bonds, the Company issued a total aggregate amount of $549,975,000 of its registered exchange mortgage bonds, 11.50% series due 2010. The exchange offer, which originally was scheduled to expire on August 8, 2003, had been extended by the Company through August 25, 2003. The exchange mortgage bonds have substantially identical terms as the unregistered mortgage bonds, except that the exchange mortgage bonds have been registered under the Securities Act of 1933, as amended. Interest on the exchange mortgage bonds is payable on June 15 and December 15 of each year, and interest will accrue from June 15, 2003 at the rate of 11.50% per annum.












                                     SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        ILLINOIS POWER COMPANY

        BY: /s/ J. Kevin Blodgett
        -------------------------
        J. Kevin Blodgett
        Assistant Secretary


        Dated:  August 29, 2003